Exhibit 99.1

Climb Global Solutions Appoints John McCarthy as Chairman of its Board of Directors

EATONTOWN, N.J., January 29, 2025 – Climb Global Solutions, Inc. (NASDAQ:CLMB) (“Climb”, the “Company”, “we”, or “our”), a value-added global IT channel company providing unique sales and distribution solutions for innovative technology vendors, today announced the appointment of John McCarthy as the new Chairman of the Board of Directors (the “Board), effective January  28, 2025. Mr. McCarthy’s appointment follows the resignation of Jeff Geygan from the Board, which will become effective February 28, 2025 and will reduce the Board to six members, five of whom are independent under Nasdaq listing standards.

Mr. McCarthy brings over 30 years of executive technology leadership to Climb’s Board, where he has been a director since June 2019 and currently serves as Chair of the Compensation Committee. Before joining Climb, he was the President and Chief Executive Officer of Mainline Information Systems, a nationally recognized technology solutions provider. Earlier in his career, Mr. McCarthy held senior executive roles at leading technology companies such as EMC, StorageApps, CNT, McData, and Virtual Iron. He is currently a member of the Operating Board for Stripes Group, and a member of the Board of Trustees for Providence College. Mr. McCarthy holds a Bachelor’s degree in Marketing from Providence College.

“I am honored to be appointed as Chairman of the Board and thankful for the trust placed in me by my fellow Board members,” said Mr. McCarthy. “I’d like to thank Jeff for his invaluable contributions to Climb throughout his tenure as Chairman. I look forward to building on this strong foundation and working with the Board and leadership team to continue driving the Company’s strategic vision forward.”

Mr. Geygan stated, “Serving as Chairman of the Board for the past seven years has been an incredible journey, and I am deeply grateful for the opportunity to have contributed to Climb’s remarkable growth and success.”

About Climb Global Solutions

Climb Global Solutions, Inc. (NASDAQ:CLMB) is a value-added global IT distribution and solutions company specializing in emerging and innovative technologies. Climb operates across the US, Canada and Europe through multiple business units, including Climb Channel Solutions, Grey Matter and Climb Global Services. The Company provides IT distribution and solutions for companies in the Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud, and Software & ALM industries.

Additional information can be found by visiting www.climbglobalsolutions.com.

Forward-Looking Statements

The statements in this release, other than statements of historical fact, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections.  These forward-looking statements are subject to certain risks and uncertainties. Many of the forward-looking statements may be identified by words such as ”look forward,” “believes,” “expects,” “intends,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “under construction,” “in development,” “opportunity,” “target,” “outlook,” “maintain,” “continue,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our priorities, strategy, goals, vision, mission, opportunities, projections, intentions or expectations. In this press release, the forward-looking statements relate to, among other things, declaring and reaffirming our strategic goals, future operating results, and the effects and potential benefits of the strategic acquisition on our business. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include, without limitation, statements concerning our plans and expectations in connection with the transition of Board leadership and other plans and expectations. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described in the section entitled “Risk Factors” contained in Item 1A. of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and from time to time in the Company’s filings with the Securities and Exchange Commission.

Company Contact

Matthew Sullivan
Chief Financial Officer
(732) 847-2451
MatthewS@ClimbCS.com

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

CLMB@elevate-ir.com